Exhibit 3.94

BYLAWS

Of

SEA CHIME MUSIC, INC.

a California corporation

ARTICLE I

OFFICES

Section 1.  Principal Executive Office.  The principal executive office of the corporation is hereby fixed and 9200 Sunset Boulevard, Suite 1000, Los Angeles, California 90069.

The Board of Directors (herein called the “Board”) is hereby granted full power and authority to change said principal executive office from one location to another.  Any such change shall be noted on the Bylaws opposite this Section, or this Section may be amended to state the new location.

Section 2.  Other Offices.  Branch or subordinate offices may at any time be established by the Board at any place or places.

ARTICLE II

SHAREHOLDERS

Section 1.  Place of Meetings.  Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

Section 2.  Annual Meetings.  The annual meetings of shareholders shall be held on the Jan, 15 at 10:00 A.M., or such other date or such other time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the corporation at its principal executive office, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day.  At such meetings directors shall be elected and any other proper business may be transacted.

Section 3.  Special Meetings.  Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.  Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.  If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4.  Notice of Annual or Special Meeting. Written notice of each annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat.  Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action.  The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Notice of a shareholders’ meeting shall be given either personally or by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.  Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid.  Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

Section 5.  Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 6.  Adjourned Meeting and Notice Thereof.  Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders’ meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 7.  Voting.  The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law and to the following provisions:

(a)                                  Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b)                                 Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c)                                  Subject to the provisions of Section 705 of the California General Corporation Law, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d)                                 Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.

(e)                                  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the board, president or any vice president of such other corporation.  Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

(f)                                    Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

(g)                                 Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

(h)                                 If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)                                     If only one votes, such act binds all;

(ii)                                  If more than one vote, the act of the majority so voting binds all;

(iii)                               If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.  No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice, at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

Elections need not be by ballot; provided however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

Section 8.  Record Date.  The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action.  The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.  The Board shall fix a new record date if the meeting is adjourned for more than 45 days.

If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.  The record date for determining shareholders for any purpose other than set forth in this

Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

Section 9.  Consent of Absentees.  The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in Section 601(f) of the California General Corporation Law.

Section 10.  Action Without Meeting.  Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

Section 11.  Proxies.  Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

Section 12.  Inspectors of Election.  In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting, may, and on the request of any shareholder or shareholder’s proxy shall, make such appointment at the meeting.  The number of inspectors shall be either one or three.  If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting, the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders.  If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

ARTICLE III

DIRECTORS

Section 1.  Powers.  Subject to limitations of the Articles, of these Bylaws, and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.  The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a)                                  To select and remove all the other officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles or these Bylaws, fix their compensation, and require from them security for faithful service.

(b)                                 To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best.

(c)                                  To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

(d)                                 To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e)                                  To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Section 2.  Number and Qualification of Directors. The authorized number of directors shall be one (1) until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders amending this Section 2.

Section 3.  Election and Term of Office.  The directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 4.  Vacancies.  Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board, including those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.  Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.  If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 5.  Place of Meeting.  Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board.  In the absence of such designation regular meetings shall be held at the principal executive office of the corporation.

Section 6.  Regular Meetings.  Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

Section 7.  Special Meetings.  Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two directors.

Special meetings of the Board shall be held upon four days’ written notice, if mailed, or 48 hours’ notice given personally, by messenger, or by telephone, telegraph, telex, or other similar means of communication.  Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid.  Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.  Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8.  Quorum.  A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 9.  Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 10.  Waiver of Notice.  The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof.  All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.  Adjournment.  A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.  If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 12.  Fees and Compensation.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 13.  Action Without Meeting.  Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action.  Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

Section 14.  Rights of Inspection.  Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign.  Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 15.  Committees.  The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(a)                                  The approval of any action for which the General Corporation Law also requires shareholders’ approval or approval of the outstanding shares;

(b)                                 The filling of vacancies on the Board or on any committee;

(c)                                  The fixing of compensation of the directors for serving on the Board or on any committee;

(d)                                 The amendment or repeal of Bylaws or the adoption of new Bylaws:

(e)                                  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)                                    A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board;

(g)                                 The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify.  The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted.  In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted.  Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board.  Minutes shall be kept of each meeting of each committee.

ARTICLE IV

OFFICERS

Section 1.  Officers.  The officers of the corporation shall be a president, a secretary, and a treasurer.  The corporation may also have, at the discretion of the Board, a chairman of the board, one or more vice-presidents, one or more assistance secretaries, one or more assistant treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

Section 2.  Election.  The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 3.  Subordinate Officers.  The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the

Board may from time to time determine.

Section 4.  Removal and Resignation.  Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.  Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.  Chairman of the Board.  The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 7.  President.  Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the corporation.  The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice

President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 9.  Secretary.  The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.  The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the California General Corporation Law.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 10.  Treasurer.  The Treasurer is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them.  The books of account shall at all times be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V

OTHER PROVISIONS

Section 1.  Inspection of Corporate Records.

(a)                                  A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

(i)                                     Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation; or

(ii)                                  Obtain from the transfer agent, if any, for the corporation, upon five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

(b)                                 The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.

(c)                                  The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate.

(d)                                 Any inspection and copying under this Article may be made in person or by agent or attorney.

Section 2.  Inspection of Bylaws.  The corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

Section 3.  Endorsement of Documents; Contracts.  Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of this corporation shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officers had not authority to execute the same.  Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 4.  Certificates of Stock.  Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.

If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Except as provided in this Section no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time.  The Board may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expenses or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

Section 5.  Representation of Shares of Other Corporations.  The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 6.  Stock Purchase Plans.  The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 7.  Annual Report to Shareholders.  The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

Section 8.  Construction and Definitions.  Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

ARTICLE VI

INDEMNIFICATION

Section 1.  Definitions.  For the purposes of this Article, “agent” includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c).

Section 2.  Indemnification in Actions by Third Parties. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3.  Indemnification in Actions by or in the Right of the Corporation.  The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.  No indemnification shall be made under this Section 3:

(a)                                  In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(b)                                 Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(c)                                  Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4.  Indemnification Against Expenses.  To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.  Required Determinations.  Except as provided in Section 4, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 by:

(a)                                  A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b)                                 Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(c)                                  The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

Section 6.  Advance of Expenses.  Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 7.  Other Indemnification.  No provision made by the corporation to indemnify its or its subsidiary’s directors or officers for the defense of any proceeding, whether contained in the Articles, Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Article.  Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 8.  Forms of Indemnification Not Permitted.  No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c) in any circumstance where it appears:

(a)                                  That it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)                                 That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9.  Insurance.  The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

Section 10.  Nonapplicability to Fiduciaries of Employee Benefit Plans.  This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent of the corporation as defined in Section 1.  The corporation shall have the power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law.

ARTICLE VII

EMERGENCY BYLAWS

During any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or of the executive committee, if any, cannot readily be convened for action, a meeting of the Board or of said committee may be called by any officer or director. Such notice may be given only to such of the directors or members of the committee, as the case may be, as it may be feasible to reach at the time and by such means as may be feasible at the time including, without limitation, publication or radio.

The director or directors in attendance at the meeting of the Board, and the member or members of the executive committee, if any, in attendance at the meeting of the committee, shall constitute a quorum.  If none are in attendance at the meeting, the officers or other persons designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board or of the executive committee, be deemed directors or members of the committee, as the case may be, for such meeting.

The Board, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.  The Board, either before or during any such emergency, may, effective in the emergency, change the principal executive office or designate several alternative offices or authorize the officers so to do.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended or repealed either by approval

of the outstanding shares or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares.

SECRETARY’S CERTIFICATE OF ADOPTION OF BYLAWS

I hereby certify that I am the duly elected and acting Secretary of SEA SHELL MUSIC, INC. a California corporation, and that the foregoing Bylaws constitute the Bylaws of said corporation as duly ratified at a meeting of the Board of Directors, said Bylaws having previously been adopted by the Incorporator of this corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 10th day of July, 1978.

/s/ Gilbert N. Segel
GILBERT N. SEGEL
Secretary

ACTION TAKEN BY WRITTEN CONSENT

OF THE SOLE DIRECTOR OF

SEA CHIME MUSIC, INC.

The undersigned sole director of SEA CHIME MUSIC, INC., a California corporation, acting by this written consent without a meeting, in accordance with the Bylaws of this corporation and the laws of the State of California, does hereby adopt the following resolutions:

WHEREAS, this corporation’s fiscal year ends on December 31 of each year, in order to have the annual meetings of shareholders and directors take place at a time more appropriate to such fiscal year end,

NOW, THEREFORE, BE IT RESOLVED, that Article II, Section 2 of the Bylaws of this corporation be and hereby is amended to provide that the annual meeting of shareholders shall be held on the 15th day of January of each year, rather than the 7th day of July as now provided.

Dated as of July 7, 1980

/s/ Gilbert N. Segel
GILBERT N. SEGEL
Sole Director

Adopted December 28, 1988

BYLAWS

OF

SEA CHIME MUSIC, INC.

(a California corporation)

ARTICLE I

SHAREHOLDERS

1.                                       CERTIFICATES FOR SHARES.  Each certificate for shares of the corporation shall set forth thereon the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable, prescribed by Sections 416 - 419, inclusive, and other relevant Sections of the General Corporation Law of the State of California (the “General Corporation Law”) and such other statements, as applicable, which may be prescribed by the Corporate Securities Law of 1968 of the State of California and any other applicable provision of law.  Each such certificate issued shall be signed in the name of the corporation by the Chairman of the Board of Directors, if any, or the Vice Chairman of the Board of Directors, if any, the President, if any, or a Vice President, if any, and by the chief financial officer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  Any or all of the signatures on a certificate for shares may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

In the event that the corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate for shares shall set forth thereon the statements prescribed by Section 409 of the General Corporation Law.

The corporation may issue a new certificate for shares or for any other security in the place of any other certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed.  As a condition to such issuance, the corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner’s legal representative to give the corporation a bond, or other adequate security, sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

2.                                       FRACTIONAL SHARES.  Subject to, and in compliance with, the provisions of Section 407 and any other provisions of the General Corporation Law, the corporation may, but need not, issue fractions of a share originally or upon transfer.  If the corporation does not issue fractions of a share, it shall in connection with any original issuance of shares arrange for the disposition of fractional interest by those entitled thereto, or pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for a certificate or certificates representing a full share or full shares, as the case may be, before a specified date or that any of the shares for which scrip or warrants are exchangeable may be sold by the corporation, and any proceeds thereof distributed to the holder of any such scrip or warrants or any other condition which the Board of Directors may impose.

3.                                       SHARE TRANSFERS.  Upon compliance with any provisions of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the corporation shall be made only on the record of shareholders of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or

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with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

4.                                       RECORD DATE FOR SHAREHOLDERS.  In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or be entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days or fewer than ten days prior to the date of such meeting or more than sixty days prior to any other action.

If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

Except as may be otherwise provided by the General Corporation Law, shareholders at the close of business on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

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5.                                       MEANING OF CERTAIN TERMS.  As used in these Bylaws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to assent or consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6.                                       SHAREHOLDER MEETINGS.

• TIME.  An annual meeting for the election of directors and for the transaction of any other proper business and any special meeting shall be held on the date and at the time as the Board of Directors shall from time to time fix.

• PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of California, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the corporation.

• CALL.  Annual meetings may be called by the directors, by the Chairman of the Board, if any, Vice Chairman of the Board, if any, the President, if any, the Secretary, or by any officer instructed by the directors to call the meeting.  Special meetings may be called in like manner and by the holders of shares entitled to cast not less than ten percent of the votes at the meeting being called.

• NOTICE. Written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the general nature of the business to be transacted or, in the case of an Annual Meeting, those matters which the Board of Directors, at the time of mailing of the notice, intends to present for action by the shareholders,

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shall be given not less than ten days (or not less than any such other minimum period of days as may be prescribed by the General Corporation Law) or more than sixty days (or more than any such maximum period of days as may be prescribed by the General Corporation Law) before the date of the meeting, either personally or by mail or other means of written communication, charges prepaid by or at the direction of the directors, the President, if any, the Secretary or the officer or persons calling the meeting, addressed to each shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the said principal executive office is located.  Such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, or sent by other means of written communication addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.  The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by the Board of Directors for election.  At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the General Corporation Law requires to be stated in the notice of the meeting.  The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law.  When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

The transactions of any meeting, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the shareholders or his proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.  All such waivers,

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consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting. Except as otherwise provided in subdivision (f) of Section 601 of the General Corporation Law, neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any written waiver of notice, consent to the holding of the meeting or the approval of the minutes thereof.

• CONDUCT OF MEETING.  Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, if any, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

• PROXY REPRESENTATION.  Every shareholder may authorize another person or persons to act as his proxy at a meeting or by written action.  No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the person executing it prior to the vote or written action pursuant thereto, except as otherwise provided by the General Corporation Law. As used herein, a “proxy” shall be deemed to mean a written authorization signed by a shareholder or a shareholder’s attorney in fact giving another person or persons power to vote or consent in writing with respect to the shares of such shareholder, and “signed” as used herein shall be deemed to mean the placing of such shareholder’s name on the proxy, whether by manual signature, typewriting, telegraphic transmission or otherwise by such shareholder or such shareholder’s attorney in fact.  Where applicable, the form of any

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proxy shall comply with the provisions of Section 604 of the General Corporation Law.

• INSPECTORS - APPOINTMENT.  In advance of any meeting, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or, if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election, or persons to replace any of those who so fail or refuse, at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented shall determine whether one or three inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, if any, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  If there are three inspectors of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

• QUORUM; VOTE; WRITTEN CONSENT.  The holders of a majority of the voting shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum.  In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

In the election of directors, a plurality of the votes cast shall elect.  No shareholder shall be entitled to exercise the right of cumulative voting at a meeting for the election of directors unless the candidate’s name or the

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candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for such candidates in nomination.

Except as otherwise provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented and voting at the meeting; provided, that said shares voting affirmatively shall also constitute at least a majority of the required quorum.

Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.  Notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

Elections of directors at a meeting need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.  In all other matters, voting need not be by ballot.

7.                                       ANNUAL REPORT.  Whenever the corporation shall have fewer than one hundred shareholders as said number is determined as provided in Section 605 of the General Corporation Law, the Board of Directors shall not be required to cause to be sent to the shareholders of the corporation the

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annual report prescribed by Section 1501 of the General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same.

ARTICLE II

BOARD OF DIRECTORS

1.                                       FUNCTIONS.  The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors.  The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any lawful capacity.

2.                                       QUALIFICATIONS AND NUMBER.  A director need not be a shareholder of the corporation, a citizen of the United States, or a resident of the State of California. The authorized number of directors constituting the Board of Directors until further changed shall be three.  The authorized number of directors constituting the Board shall be at least three; provided, however, that so long as the corporation has only one shareholder, the number may be one or two, and so long as the corporation has only two shareholders, the number may be two.  Subject to the foregoing provisions and the provisions of Section 212 of the General Corporation Law, the number of directors may be changed from time to time by an amendment of these Bylaws.  No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

3.                                       ELECTION AND TERM.  The initial Board of Directors shall consist of the persons elected at the meeting of the incorporator or incorporators, all of whom shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office or death.  Thereafter, directors who are elected to replace any or all of the members of the initial Board of Directors or who are elected at an annual meeting of shareholders,

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and directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death.  In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from an increase in the authorized number of directors which have not been filled by the shareholders, and including any other vacancies which the General Corporation Law authorizes directors to fill, except for a vacancy created by the removal of a director, may be filed by directors or by the sole remaining director, as the case may be, in the manner prescribed by Section 305 of the General Corporation Law. Vacancies occuring by reason of the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected may be filled by the directors if the Articles of Incorporation or a Bylaw adopted by the shareholders so provides.  Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, if any, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.

The shareholders may elect a director at any time to fill any vacancy which the directors are entitled to fill, but which they have not filled.  Any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the shares.

The name and the address of each initial director elected by the incorporator or incorporators are set forth in the minutes of the organization of the incorporator or incorporators at which each said initial director was elected, and said name and the address are hereby made a part of these Bylaws as if fully set forth therein.

4.                                       MEETINGS.

• TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

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• PLACE.  Meetings may be held at any place, within or without the State of California, which has been designated in any notice of the meeting, or, if not stated in said notice or, if there is no notice given, at the place designated by resolution of the Board of Directors.

• CALL.  Meetings may be called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President, if any, by any Vice President or Secretary, or by any two directors.

• NOTICE AND WAIVER THEREOF.  No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four days’ notice by mail or upon at least forty-eight hours’ notice delivered personally or by telephone or telegraph.  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

• QUORUM AND ACTION.  A majority of the authorized number of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least either one-third of the authorized number of directors or at least two directors, whichever is larger, or unless the authorized number of directors is only one.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors, if any, who were not present at the time of the adjournment.  Except as the Articles of Incorporation, these Bylaws and the General Corporation Law may otherwise provide, the act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors.  Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so

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long as all members participating in such meeting can hear one another, and participation by such use shall be deemed to constitute presence in person at any such meeting.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action which may be taken is approved by at least a majority of the required quorum for such meeting.

• CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, the Vice Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the President, if any and present and acting, or any director chosen by the Board, shall preside.

5.                                       REMOVAL OF DIRECTORS.  The entire Board of Directors or any individual director may be removed from office without cause by approval of the holders of at least a majority of the shares provided, that unless the entire Board is removed, an individual director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were cast, or, if such action is taken by written consent, in lieu of a meeting, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or by such written consent.  The Board of Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

6.                                       COMMITTEES.  The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors except such authority as may not be delegated by the provisions of the General Corporation Law.

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7.                                       WRITTEN ACTION.  Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Any such written consent or consents shall be filed with the minutes of the proceedings of the Board.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

ARTICLE III

OFFICERS

The corporation shall have a Chairman of the Board or a President or it may have both, a Secretary, a chief financial officer and such other officers with such titles and duties as may be necessary to enable it to sign instruments and share certificates.  Subject to the foregoing, any number of offices may be held by the same person.  The titles, powers, and duties of officers shall be set forth in the resolution or instrument choosing them.  The Chairman of the Board, if any, and the Vice Chairman of the Board, if any, and/or the President, if any, the Secretary, the chief financial officer, and any Vice President or other executive officer shall be chosen by the Board of Directors.  Any Assistant Secretary, Assistant Treasurer or other junior officer shall be chosen by the Board of Directors or in the manner prescribed by the Board of Directors.

The President or, if a President shall not have been chosen, the Chairman of the Board shall be the general manager and chief executive officer of the corporation unless the resolution choosing him shall provide otherwise. The Treasurer shall be the chief financial officer unless the resolution choosing him shall provide otherwise.

Unless otherwise provided in the resolution or instrument choosing the same, all officers shall be chosen for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been chosen and qualified.

Any officer, or any agent chosen by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

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ARTICLE IV

BOOKS AND RECORDS - STATUTORY AGENT

The corporation shall keep at its principal executive office in the State of California or, if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside the State of California, and, if the corporation has no principal business office in the State of California, it shall upon request of any shareholder furnish a copy of the Bylaws as amended to date.

The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any, of the Board of Directors.  The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.  Such minutes shall be in written form.  Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

The name of the agent for service of process within the State of California is The Prentice-Hall Corporation System, Inc.

ARTICLE V

CORPORATE SEAL

The corporate seal shall set forth the name of the corporation and the State and date of incorporation.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

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ARTICLE VII

CONTROL OVER BYLAWS

After the initial Bylaws of the corporation shall have been adopted by the incorporator or incorporators of the corporation, the Bylaws may be amended or repealed or new Bylaws may be adopted by the shareholders entitled to exercise a majority of the voting power or by the Board of Directors; provided, however, that the Board of Directors shall have no control over any Bylaw which fixes or changes the authorized number of directors of the corporation; provided further, that any control over the Bylaws herein vested in the Board of Directors shall be subject to the authority of the aforesaid shareholders to amend or repeal the Bylaws or to adopt new Bylaws; and provided further that any Bylaw amendment or new Bylaw which changes the minimum number of directors to fewer than five shall require authorization by the greater proportion of voting power of the shareholders as hereinbefore set forth.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of a California corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated:

Secretary of

(SEAL)

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MINUTES OF THE ORGANIZATION MEETING

OF THE INCORPORATOR(S)

OF

(a California corporation)

The organization meeting of the incorporator(s) of the corporation hereinbefore named was held at             .M.   on            , 19     at                         Street, City of            , State of            .

At said meeting, the incorporator(s) adopted the following resolutions:

RESOLVED that the Bylaws presented to the meeting and annexed hereto be and they are hereby adopted as the initial Bylaws of the aforesaid corporation.

FURTHER RESOLVED that the following persons are hereby elected to serve as the members of the Board of Directors of the aforesaid corporation until the first annual meeting of shareholders of the corporation and until their successors are elected and qualify:

Name	Address

There being no further action to be taken at the meeting, the meeting was adjourned.

Certified to be correct on the date aforesaid:

, Incorporator(s)

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